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                                 EXHIBIT 10.10

    INVESTMENT AGREEMENT DATED DECEMBER 5, 1996, BETWEEN INGENICO, S.A. AND
                                 INTERNATIONAL
   VERIFACT INC., AS AMENDED BY THE AMENDMENT TO INVESTMENT AGREEMENT, DATED DECEMBER 17, 1996, BETWEEN INGENICO, S.A. AND INTERNATIONAL VERIFACT INC.
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December 5, 1996

TO:  INTERNATIONAL VERIFACT INC.
     79 Torbarrie Road
     Toronto, Ontario
     M3L lG5
     Attention: L. Barry Thomson, President and CEO

Dear Sirs:

SUBSCRIPTION FOR SHARES

    Subject to the terms and conditions set forth herein, Ingenico, (the "Subscriber") hereby subscribes for 1,439,000 treasury common shares more or less, with the precise number to be that number of common shares in International Verifact Inc. ("IVI") constituting fifteen (15%) percent of the issued and outstanding share capital of IVI, assuming the exercise of all outstanding options granted pursuant to the 1994 Employee Stock Option Plan, as of the Closing Date (the "Purchased Shares").

    The purchase price for the Purchased Shares shall be Cdn $6.89 being an amount per share equal to the simple average closing price of the Purchased Shares of IVI on The Toronto Stock Exchange for each of the 30 trading days prior to the date hereof, subject to approval of such price by The Toronto Stock Exchange (the "Subscription Price").

    The Subscriber may, in its sole discretion, allocate and assign this subscription as to not more than one-third of the Purchased Shares to Jean-Jacques Poutrel (for the purposes of this Agreement, an "Affiliate"). In such event, all references herein to Subscriber shall thereafter be deemed to include such Affiliate.

DELIVERY AND PAYMENT

    Delivery and payment for all of the Purchased Shares shall be completed at the offices of Ingenico in Puteaux Hauts de Seine, France at 2:30 p.m. (Paris time) on December 17, 1996 or at such other time on that or such other date or dates as may be mutually agreed upon by IVI and the Subscriber (the "Closing Date").

    IVI agrees that certificates representing the Purchased Shares subscribed for by the Subscriber will be available for delivery to the Subscriber or its agent on the Closing Date, against payment by the Subscriber to IVI of the Subscription Price by wire transfer in Canadian funds.

FUTURE PARTICIPATION RIGHT

    IVI grants the Subscriber, without payment of any further consideration, the irrevocable right and option (the "Future Participation Right") to purchase from IVI additional common shares in IVI so as to retain ownership of not less than fifteen (15%) percent of the issued and outstanding voting, participating share capital of IVI on a non diluted basis. The terms and conditions of the Future Participation Right are as follows:

        (a) Ingenico shall be entitled to participate pro rata in any issue (a "Large Offering") of treasury common shares by IVI which is not pursuant to an employee stock option plan or upon the exercise of the Redeemable Warrants at the same time and on the identical basis to any subscribers therefor or otherwise on such terms as may then be approved by The Toronto Stock Exchange;

        (b) With respect to the issuance of any treasury common shares by IVI which do not constitute a Large Offering, other than the issuance of common shares upon the exercise of options granted under the 1994 Employee Stock Option Plan, IVI shall notify Ingenico not later than 5 days after the last day of March, June, September and December during each year as to the number of common shares issued from treasury by IVI during the immediately preceding three month period. Subject to compliance with the Securities Act (Ontario) (the "Act"), Ingenico shall be entitled, during the thirty trading days following receipt of such notice, to exercise its Future Participation Right at a price equal
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    to the simple average closing price of such shares on The Toronto Stock
    Exchange during the thirty days preceding the written notice from IVI to Ingenico. In the event that such Future Participation Right cannot be so exercised in accordance with an available prospectus exemption under the Act, it may be deferred and extended by Ingenico to subsequent fiscal quarter ends until such time as a prospectus exemption is available to Ingenico, provided that the exercise price at that time of the Future Participation Right shall be based on the simple average closing price of such securities on the Toronto Stock Exchange, on the thirty trading days preceding completion of the Purchase.

        (c) Ingenico shall, following the Closing Date, apply to the Ontario Securities Commission pursuant to Section 74(1) of the Act for an exemption order permitting the Future Participation Right in so far as it applies to a distribution under the Act, which is not a Large Offering, to be exercised forthwith, as applicable, at the end of each fiscal quarter.

        (d) The Future Participation Right is subject to approval of The Toronto Stock Exchange and NASD. In the event that either organization requires modifications to the Future Participation Right, such modifications shall be made to the extent possible so as to grant to Ingenico the participation ability described herein, and each of Ingenico and IVI shall execute all such ancillary documentation as may be necessary in this regard.

        (e) The Future Participation Right shall not be assignable or transferable by Ingenico other than to an affiliate of the Subscriber within the meaning of the CANADA BUSINESS CORPORATIONS ACT.

        (f) The Future Participation Right shall expire on December 31, 2001.

ANTI-DILUTION

    If and whenever while the Future Participation Right is outstanding:

        (a) the outstanding Common Shares are subdivided or are consolidated into a greater or lesser number of Common Shares, respectively,

        (b) the Common Shares are reclassified, exchanged for or converted into other shares, securities or property,

        (c) a stock dividend has been declared and paid on the Common Shares,

        (d) there has been an amalgamation, merger, consolidation or other reorganization affecting IVI, to the extent such event results in any of the events described in subsections (a), (b) or (c) above, or

        (e) there has been a transfer of all or substantially all of the undertaking or assets of IVI to another corporation or entity to the extent such event results in any of the events described in subsections (a), (b) or
    (c) above,

(any of such events being referred to in this paragraph as a "Change"), then Ingenico shall be notified by IVI in writing of such Change prior to the record or effective date of such Change (such notice being an "Adjustment Notice"). The Adjustment Notice delivered by IVI to Ingenico in respect of each such Change shall specify the adjustments required to the Future Participation Right. Ingenico, in exercising this Future Participation Right, whether in whole or in part, after the effective date of the Change shall be entitled to receive and shall accept and IVI shall deliver upon such exercise in accordance with this agreement, in lieu of the number of Common Shares deliverable prior to the effective date, the aggregate number and kinds of shares or other securities or amount of property which Ingenico would have been entitled, if any, to as a result of the Change if, on the effective date thereof, it had been the registered holder of the number of Common Shares it would have received had it exercised this Future Participation Right or relevant portion hereof immediately before the effective date of the Change. The adjustments provided for in this paragraph shall be cumulative. The necessary adjustment shall be made in the application of the provisions of this agreement with respect to the rights and options of Ingenico after any

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Change to the end that the provisions hereof shall thereafter correspondingly apply, as nearly as may reasonably be, in relation to any Common Shares or other securities or property to which Ingenico is entitled on the exercise of the Future Participation Right granted hereunder. In the event that Ingenico disagrees with an adjustment set forth in any Adjustment Notice, the adjustment shall be determined conclusively by IVI's auditors at the shared expense of IVI and Ingenico.

RELATED TRANSACTIONS

    Ingenico and IVI acknowledge that contemporaneously herewith they have entered into a Master Alliance Agreement dated as of the date hereof (the "Master Agreement") to which this Investment Agreement constitutes Schedule D.

    All capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Master Agreement.

REPRESENTATIONS AND WARRANTIES OF IVI

    By its acceptance of this subscription, IVI represents and warrants to Ingenico those representations and warranties set forth in Schedule "A" appended hereto. By completing the transactions contemplated hereby, accepting the subscription funds of Ingenico and completing the issuance of the Purchased Shares, IVI shall be deemed, as of the Closing Date, to have represented and warranted that all of such representations and warranties are true and correct as of and with effect from the Closing Date. IVI acknowledges that Ingenico is relying on such representations and warranties, and that such representations and warranties shall survive the Closing Date until December 31, 1999. IVI shall indemnify and save Ingenico harmless of, from and against any breach of such representations and warranties, provided that no claims may be made by Ingenico against IVI unless the aggregate amount of such claims exceeds $100,000. If the aggregate claims of Ingenico exceed such threshold amount, however, the indemnity obligation of IVI shall apply for the full amount of such claims.

INGENICO'S CONDITIONS

    The Subscriber's obligation to take up and pay for the Purchased Shares subscribed for is conditional upon the fulfillment at or before the Closing Date of each of the following conditions, unless waived in writing by Ingenico:

        (a) regulatory approval of The Toronto Stock Exchange to the transactions described in this Agreement, and no disapproval having been issued by NASD;

        (b) IVI and Ingenico shall have entered into the Master Agreement, and all related agreements contemplated thereby, including without limitation, the Marketing and Distribution Agreement, the Joint Development and Procurement Agreement, the Technology License Agreement and the Latin America Shareholder Agreement:

        (c) Management of IVI shall or cause others to take all steps and proceedings reasonably requested by Ingenico to give effect to the reconstitution of the board of directors of IVI such that the board of IVI shall be comprised of eight members, two of whom shall be nominees of Ingenico and IVI agrees to use its best efforts to (i) cause the nominating committee of the Board of Directors to nominate two members of Ingenico for election to the Board of Directors at all annual shareholders' meeting of IVI for so long as the Subscriber owns not less than fifteen percent (15%) of the issued and outstanding Common Shares (on a non-diluted basis; for the purpose of such calculation there shall be included any rights of the Subscriber under the Future Participation Right to subscribe for shares which are unexercised and have not lapsed) ("the Subscriber Interest"), (ii) nominate for election at the next annual shareholders' meeting at least one member of the board of directors of IVI who will be an independent representative from the payment industry; and (iii) to cause the nominating

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    committee for the Board of Directors of IVI to be comprised of three members, one of whom shall be a representative of Ingenico, at the first meeting of the Board of Directors following the Closing Date.

        Should the Subscriber Interest decrease to a percentage of less than 15%, on a non diluted basis but not less than 5%, on a non diluted basis then Ingenico shall during such period be entitled to one nominee only on the Board of IVI. Prior to such reduction to one nominee, IVI shall give written notice to Ingenico at such time as IVI becomes aware, based on information readily available to it, that Ingenico's Subscriber Interest has decreased to below 15%, on a non diluted basis. Ingenico shall have a period of 10 days after receiving such notice to advise IVI in writing as to whether Ingenico intends to increase its Subscriber Interest to 15%, on a non diluted basis and Ingenico shall have a period of 90 days from receipt of the notice from IVI to do so, failing which Ingenico shall be entitled contractually to one nominee only on the Board of IVI, and shall forthwith cause one of its nominees to immediately submit his resignation.

        Should the Subscriber Interest decrease below 5%, on a non diluted basis, Ingenico shall no longer have the contractual ability to elect a director of IVI, and shall forthwith cause any remaining nominees to immediately submit their resignation; and

        (d) IVI shall have caused its counsel to deliver to Ingenico and its counsel an opinion with respect to IVI and the completion of the transactions contemplated hereby in the form of Schedule "B".

    The obligations of IVI described in Subsection (c) above shall not merge on the Closing Date and shall survive as specified therein.

    For so long as the Subscriber is entitled to one or more nominees on the Board of Directors of IVI pursuant to paragraph (c)(i) above, the Subscriber shall not, at any shareholders' meeting of IVI, vote against the slate of directors put forward by the nominating committee unless and until the nominee directors proposed by the Subscriber to the board of IVI shall have resigned from such board of directors. Should the Subscriber desire at any time to vote its Common Shares for directors other than those nominated by the nominating committee, it shall have first caused its nominee directors to resign following which it may vote with respect to the election of directors of IVI as Ingenico in its sole discretion shall determine.

IVI COVENANTS

    Provided that Ingenico has at least one nominee on the Board of Directors of IVI from and after the Closing Date, and in consideration of the subscription herein, IVI covenants and agrees with Ingenico to promptly advise Ingenico in writing at the same time as the Board of Directors is notified that IVI is entering into any negotiations concerning a potential "take-over bid", as defined in Part XX of the Securities Act (Ontario).

    In addition, in the event that IVI either desires to sell all or substantially all of its assets outside the ordinary course of its business, or receives a bona fide offer to sell all or substantially all of its assets outside of the ordinary course of its business, IVI hereby grants to Ingenico a right of first refusal to acquire such assets by notifying Ingenico in writing of such event together with a description of the proposed terms and conditions. Within thirty (30) days following written notification from IVI to Ingenico of the proposed terms and conditions of any such transaction, Ingenico may notify IVI in writing that it desires to acquire such assets at the price and on the terms and conditions described in such notice, in which event such transactions shall close with Ingenico as purchaser but otherwise on identical terms and conditions within a further period of thirty (30) days.

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NO RESTRICTION ON FURTHER INGENICO PURCHASES

    Nothing contained herein or in the Master Agreement or any of the schedules thereto shall restrict, prohibit or limit in anyway the ability of Ingenico or its Affiliates to acquire from time to time additional shares in IVI in its sole discretion, subject to regulatory compliance.

INGENICO REPRESENTATION

    Ingenico represents and warrants to IVI that it and its Affiliates including Jean-Jacques Poutrel and his associates and his affiliates own, directly or indirectly, not more than 18,800 common shares in IVI as of the date hereof. Ingenico shall provide a bring-down certificate with respect to this representation as at and on the Closing Date.

GOVERNING LAW, EXECUTION AND ASSIGNMENT

    This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. It may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. This agreement may also be executed by any party by facsimile and shall be valid, binding and effective in respect of such party if so executed as if originally signed. None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other parties, except as expressly provided herein.

ENTIRE AGREEMENT

    This Agreement, together with the Master Agreement and the other agreements attached or referred to therein, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings, written or oral, pertaining to the subject matter hereof.

FURTHER ASSURANCES

    The parties shall also, with reasonable diligence, do all such things and provide all such reasonable assurances that may be required to consummate the transactions contemplated hereto, and each party shall provide such further documents or instruments required by any of the other parties as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing Date.

                                INGENICO

                                Per:          /s/ JEAN-JACQUES POUTREL
                                     -----------------------------------------
                                                Jean-Jacques Poutrel
                                                PRESIDENT DU CONSEIL

    This Investment Agreement is confirmed and accepted as of the 5th day of December, 1996.

                                INTERNATIONAL VERIFACT INC.

                                Per:            /s/ L. BARRY THOMSON
                                     -----------------------------------------
                                                  L. Barry Thomson
                                                 PRESIDENT AND CEO

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
                       AMENDMENT TO INVESTMENT AGREEMENT

                                                               December 17, 1996

International Verifact Inc.
79 Torbarrie Road
Toronto, Ontario M3L 1 G5

Attention: L. Barry Thomson, President & C.E.O.

Dears Sirs:

    Further to our letter agreement of December 5, 1996 (the "Investment Agreement"), we wish to amend certain parts of that letter to reflect changes required by The Toronto Stock Exchange (the "TSE") as contemplated in paragraph
(d) on page 2 of the Investment Agreement. Specifically, we wish to amend the part of the letter dealing with the Future Participation Right to reflect the change to the pricing formula required by the TSE and to clarify that the Future Participation Right is proportionate to Ingenico's shareholdings at the time of exercise of the Future Participation Right. Accordingly, the section of the Investment Agreement headed "Future Participation Right" should be amended to read as follows:

FUTURE PARTICIPATION RIGHT

    IVI grants the Subscriber, without payment of any further consideration, the irrevocable right and option (the "Future Participation Right") to purchase from IVI additional common shares in IVI so as to retain ownership of not less than fifteen (15%) percent of the issued and outstanding voting, participating share capital of IVI on a non diluted basis, or, if ownership falls below fifteen (15%) per cent of the issued and outstanding voting, participating share capital of IVI on a non-diluted basis, then to retain ownership of that percentage held immediately prior to any exercise of the Future Participation Right. The terms and conditions of the Future Participation Right are as follows:

(a) Ingenico shall be entitled to participate pro rata (being that proportion, to a maximum of fifteen (15%) percent, which its common shares constitute of the issued and outstanding common shares immediately prior to the Large Offering) in any issue (a "Large Offering") of treasury common shares by IVI which is not pursuant to an employee stock option plan or upon the exercise of the Redeemable Warrants at the same time and on the identical basis to any subscribers therefor or otherwise on such terms as may then be approved by The Toronto Stock Exchange;

(b) With respect to the issuance of any treasury common shares by IVI which do not constitute a Large Offering, other than the issuance of common shares upon the exercise of options granted under the 1994 Employee Stock Option Plan, IVI shall notify Ingenico not later than 5 days after the last day of March, June, September and December during each year as to the number of common shares issued from treasury by IVI during the immediately preceding three month period, except for the notice for the period ended March 31, 1997, which shall be for the period beginning on December 13, 1996. Subject to compliance with the Securities Act (Ontario) (the "Act"), Ingenico shall be entitled, during the thirty days following receipt of such notice, to exercise its Future Participation Right for the lesser of fifteen (15%) percent of such number of common shares or that proportion which its common shares constitute of the issued and outstanding common shares immediately prior to the exercise of the Future Participation Right at a price equal to the -weighted average trading price of such shares on The Toronto Stock Exchange during the thirty trading days preceding the written notice from IVI to Ingenico. In the event that such Future Participation Right cannot be so exercised in accordance with an available prospectus exemption under the Act, it may be deferred and extended by Ingenico to subsequent fiscal quarter ends until such time as a prospectus exemption is available to Ingenico, provided that the exercise price at that time of the Future Participation Right shall be based on the

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    weighted average trading price of such securities on the Toronto Stock
    Exchange, on the thirty trading days preceding completion of the Purchase.

(c) Ingenico shall, following the Closing Date, apply to the Ontario Securities Commission pursuant to Section 74(l) of the Act for an exemption order permitting the Future Participation Right in so far as it applies to a distribution under the Act, which is not a Large Offering, to be exercised forthwith, as applicable, at the end of each fiscal quarter.

(d) The Future Participation Right is subject to approval of The Toronto Stock Exchange and NASD. In the event that either organization requires modifications to the Future Participation Right, such modifications shall be made to the extent possible so as to grant to Ingenico the participation ability described herein, and each of Ingenico and IVI shall execute all such ancillary documentation as may be necessary in this regard.

(e) The Future Participation Right shall not be assignable or transferable by Ingenico other than to an affiliate of the Subscriber within the meaning of the Canada Business Corporations Act.

(f) The Future Participation Right shall expire on December 31, 2001.

    All other provisions contained in the Investment Agreement remain otherwise unamended and in full force and effect.

                                INGENICO

                                Per:          /s/ JEAN-JACQUES POUTREL
                                     -----------------------------------------
                                                Jean-Jacques Poutrel
                                                PRESIDENT DU CONSEIL

    This Amendment to the Investment Agreement is confirmed and accepted as of the 17th day of December, 1996.

                                INTERNATIONAL VERIFACT INC.

                                Per:            /s/ L. BARRY THOMSON
                                     -----------------------------------------
                                                  L. Barry Thomson
                                                 PRESIDENT AND CEO

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